UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2022

UNITED STATES COMMODITY INDEX FUNDS TRUST

(Exact name of registrant as specified in its charter)

Delaware	001-34833	27-1537655
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, California 94596

(Address of principal executive offices) (Zip Code)

(510) 522-9600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered:
Shares of United States Commodity Index Fund	USCI	NYSE Arca, Inc.
Shares of United States Copper Index Fund	CPER	NYSE Arca, Inc.

Item 1.01 Entry into a Material Definitive Agreement.

On October 1, 2022, United States Commodity Index Funds Trust (the “Registrant”), United States Commodity Funds LLC (“USCF”), the sponsor of the Registrant and ALPS Distributors, Inc. (“ALPS”), entered into Amendment 6 to the Marketing Agent Agreement (the “Amendment”) for each of the United States Commodity Index Fund (“USCI”) and the United States Copper Index Fund (“CPER”), which are series of the Registrant. Pursuant to the Marketing Agent Agreement, USCF pays ALPS a marketing agent fee for distribution-related services in connection with the offering of the shares of USCI and CPER. The Amendment revises and clarifies the scope of services that ALPS will perform with respect to the shares of USCI and CPER and reduces the annual fee that USCF will pay to ALPS for its provision of such services to CPER. The annual fee that USCF pays to ALPS for its provision of the aforementioned services to USCI is unchanged.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 10.13 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
10.13	Amendment 6 to the Marketing Agent Agreement, dated as of October 1, 2022, between United States Commodity Funds LLC, United States Commodity Index Funds Trust, and ALPS Distributors, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES COMMODITY INDEX FUNDS TRUST
		By:	United States Commodity Funds LLC, its general partner

Date:	October 3, 2022	By:	/s/ John P. Love
		Name:	John P. Love
		Title:	President and Chief Executive Officer, and Management Director